Exhibit No. 23(b)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 33-50543, 33-50617, 33-50715, 333-02571, 33-59926, 33-60314, 333-02575,
333-14209, and 333-30263 of Duke Energy Corporation on Form S-3 and Registration Statements Nos. 333-29563, 333-29585, 333-29587, and 333-34655 of Duke Energy
Corporation on Form S-8 of our report on the consolidated financial statements on PanEnergy Corp as of and for the year ended December 31, 1996, dated January 16, 1997, appearing in this Form 10-K of Duke Energy Corporation.


/s/ KPMG LLP
Houston, Texas
March 8, 1999